U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: October 26, 2005


                      URBAN TELEVISION NETWORK CORPORATION
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             (Exact Name of registrant as specified in its Charter)




        Nevada                       33-58972                    22-2800078
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(State of Incorporation)        Commission File No.            (IRS Employer
                                                             Identification No.)



2707 South Cooper St.  Suite 119   Arlington, TX                    76015
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, (   817   )      303       -      7449
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                     (Registrant's former name and address)

Item 3.02 Unregistered Sales of Equity Securities.


         See the disclosure made in Item 8.01 below for restricted common stock to be issued to R.J. Halden Holdings, Inc. and Wright Entertainment LLC for converting promissory notes due from the Company.

         The above sales of unregistered securities were made pursuant to Regulation D Rule 506.



Item 8.01  Other

         On October 21, 2005, the Company completed the conversion of a portion of the Bridge Loan with R.J. Halden Holdings, Inc. The Company received an conversion notice effective September 30, 2005 from R.J. Halden Holdings, Inc. offering to convert a $228,289.20 promissory note into common stock of the Company at the rate of ten shares for each dollar of Bridge Loan conversion. The Company's Board of Directors accepted this offer and approved the issuance of 2,282,898 restricted common shares for this conversion.

         On October 21, 2005, the Company completed the extension of a portion of the Bridge Loan with R.J. Halden Holdings, Inc. The Company received a letter effective September 30, 2005 from R.J. Halden Holdings, Inc. offering to extend its Bridge Loan promissory note in the amount of $171,710.20 to March 31, 2006 in return for the Company agreeing to issuing R.J. Halden Holdings, Inc. 200,000 shares of restricted common stock and revising the conversion option to ten shares for each dollar of the promissory note. The Company's Board of Directors accepted this offer and approved the issuance of 200,000 restricted common shares.

         On October 21, 2005, the Company completed the conversion of a portion of the promissory note to Wright Entertainment LLC. The Company received an conversion notice on October 13, 2005 from Wright Entertainment LLC offering to convert $75,000 of the remaining $165,000 balance of a promissory note into restricted common stock of the Company at the rate of ten shares for each dollar of Promissory Note conversion. The Company's Board of Directors accepted this offer and approved the issuance of 750,000 restricted common shares for this conversion.

         On October 13, 2005, the Company's Board of Directors, with Jacob R. Miles III, Chairman and Chief Executive Officer, abstaining, voted to extend the remaining amount due on the September and the October and November payments due on the Miles Investment Group, LLC stock subscription agreement to November 30, 2006 in consideration for Jacob R. Miles III increasing the Company's assets by $4,600,000 through the Commodity and Stock Exchange Agreement with GeoTec Thermal Generators, Inc. URBT principal and CEO and Miles Investment Group, LLC, President and Managing Member, Jacob R. Miles, III, has committed that Miles Investment Group, LLC will be providing URBT with a sufficient number of Common Shares to facilitate fulfillment of the conversion obligation of URBT set forth in the agreement.



SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Urban Television Network Corporation
Dated: October 26, 2005
                                             /s/ Randy Moseley
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                                            By: Randy Moseley
                                            Title: Chief Financial Officer